EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77D:
  Policies with respect to security investments.

EXHIBIT B:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits
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EXHIBIT A:
Item 77D

Effective as of May 1, 2000, the date of the Registrant's most recent prospectus, sub-advisory changes took place for four Portfolios of the Registrant (the AST American Century International Growth Portfolio II, which formerly was named the AST T. Rowe Price International Equity Portfolio; the AST Alliance Growth Portfolio, which formerly was named the AST Oppenheimer Large-Cap Growth Portfolio; the AST Alliance Growth and Income Portfolio, which formerly was named the AST Lord Abbett Growth and Income Portfolio; and the AST Sanford Bernstein Managed Index 500 Portfolio, which formerly was named the AST Bankers Trust Managed Index 500 Portfolio). In connection with the new sub-advisors assuming responsibility for the management of those Portfolios, a number of changes were made to the investment policies of the Portfolios. The current investment policies of these Portfolios are described in detail in the Prospectus and Statement of Additional Information for the Registrant included as part of Post-Effective Amendment No. 35 to the Registrant's Registration Statement filed on April 27, 2000.

In addition, disclosure for the AST INVESCO Equity Income Portfolio was revised to indicate that capital growth is an investment objective of the Portfolio in addition to current income. The disclosure for the Portfolio was revised so that 65% of its assets will be invested in common and preferred stocks rather than solely common stocks. Also, permissible investment in equity securities that do not pay regular dividends was increased to 30% from 10%. Disclosure was removed that limited the Portfolio to investments only in marketable common stocks and equity securities.

Disclosure has been added to reflect the revised focus of the AST T. Rowe Price Global Bond Portfolio (formerly the AST T. Rowe Price International Bond Portfolio) on U.S. and foreign government bonds, rather than foreign government and corporate bonds. Disclosure was also added to reflect the Portfolio's increased use of foreign currency hedging transactions. Finally, the disclosure for the Portfolio was revised to clarify that it may invest 20% of its assets in the aggregate in below investment grade and emerging market bonds.

In addition, disclosure was added to permit the AST American Century International Growth and the AST American Century Income & Growth Portfolios to invest in certain derivative securities. Disclosure for the AST Kemper Small-Cap Growth Portfolio was revised to reflect that at least 65% of the Portfolio's total assets will normally be invested in the equity securities of companies having a market capitalization of $2 billion or less (an increase from $1.5 billion).

Finally, disclosure was added to permit the AST PIMCO Total
Return Bond and the AST PIMCO Limited Maturity Bond
Portfolios to engage in short sales "against the box".

The investment policies of the Registrant's Portfolios are described in detail in the Prospectus and Statement of Additional Information for the Registrant included as part of Post-Effective Amendment No. 35.


EXHIBIT B:
Item 77O

On February 4, 2000, the AST Neuberger Berman Mid-Cap
Growth Portfolio of the Registrant purchased 1,000 shares of Dobson Communications Corporation Class A common stock from Lehman Brothers, Inc. in an underwritten offering of 25,000,000 shares of such stock in which Neuberger Berman, LLC, an affiliate of the Portfolio's sub-adviser, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $22.00 per share.

On March 16, 2000, the AST American Century
International Growth Portfolio of the Registrant purchased
5,400 shares of World Online International NV common stock from Morgan Stanley & Co., Inc. in an underwritten offering of 77,697,149 shares of such stock in which J.P. Morgan
Securities, Inc., an affiliate of the Portfolio's sub-adviser, was a member of the selling syndicate. The
Portfolio purchased the security at the public offering price of EUR$43.00 per share.

	On April 4, 2000, the AST American Century Income &
Growth Portfolio of the Registrant purchased 23,000 shares of MetLife, Inc. common stock from Goldman Sachs and Lehman
Brothers Securities in an underwritten offering of 232,300,000 shares of such stock in which J.P. Morgan
Securities, Inc., an affiliate of the Portfolio's sub-adviser, was a member of the selling syndicate. The
Portfolio purchased the security at the public offering price of $14.25 per share.

At its June 1, 2000 meeting, the Registrant's Board of Trustees made the determinations required by rule 10f-3 under the Investment Company Act of 1940 for the first two transactions listed above based on information with regard to compliance with rule 10f-3 and the Registrant's rule 10f-3 procedures that were provided to it by the Portfolio's Investment Manager, which in turn had been provided to the Investment Manager by the Portfolio's sub-adviser.

For the last transaction listed above, the Investment
Manager has obtained information from the Portfolio's sub-adviser with regard to compliance with rule 10f-3 under the Investment Company Act of 1940 and the Registrant's rule
10f-3 procedures.  At its September 8, 2000 meeting, the
Registrant's Board of Trustees will in turn consider making the determinations required by rule 10f-3 based on information provided to it by the Investment Manager.


EXHIBIT C:
Item 77Q1

The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the AST American Century International Growth Portfolio II is incorporated by reference to Exhibit (d)(29) of Post-Effective Amendment No. 35 to the Registrant's Registration Statement filed on April 27, 2000.

The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the AST Janus Mid-Cap Growth Portfolio is incorporated by reference to Exhibit (d)(30) of Post-
Effective Amendment No. 35 to the Registrant's Registration
Statement filed on April 27, 2000.

The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the AST Alliance Growth Portfolio is incorporated by reference to Exhibit (d)(31) of Post-Effective Amendment No. 35 to the Registrant's Registration Statement filed on April 27, 2000.

The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the AST Sanford Bernstein Managed Index 500 Portfolio is incorporated by reference to Exhibit (d)(32) of Post-Effective Amendment No. 35 to the Registrant's Registration Statement filed on April 27, 2000.

The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the AST Alliance Growth and Income Portfolio is incorporated by reference to Exhibit (d)(33) of Post-
Effective Amendment No. 35 to the Registrant's Registration
Statement filed on April 27, 2000.

The Sub-advisory Agreement between American Skandia Investment Services, Incorporated and American Century Investment Management, Inc. with respect to the AST American Century International Growth Portfolio II is incorporated by reference to Exhibit (d)(63) of Post-Effective Amendment No. 35 to the Registrant's Registration Statement filed on April 27, 2000.

The Sub-advisory Agreement between American Skandia
Investment Services, Incorporated and Janus Capital
Corporation with respect to the AST Janus Mid-Cap Growth
Portfolio is incorporated by reference to Exhibit (d)(64) of Post-Effective Amendment No. 35 to the Registrant's
Registration Statement filed on April 27, 2000.

The Sub-advisory Agreement between American Skandia
Investment Services, Incorporated and Alliance Capital
Management L.P. with respect to the AST Alliance Growth
Portfolio is incorporated by reference to Exhibit (d)(65) of Post-Effective Amendment No. 35 to the Registrant's
Registration Statement filed on April 27, 2000.

The Sub-advisory Agreement between American Skandia Investment Services, Incorporated and Sanford C. Bernstein & Co., Inc. with respect to the AST Sanford Bernstein Managed Index 500 Portfolio is incorporated by reference to Exhibit
(d)(66) of Post-Effective Amendment No. 33 to the Registrant's Registration Statement filed on April 27, 2000.

The Sub-advisory Agreement between American Skandia Investment Services, Incorporated and Alliance Capital Management L.P. with respect to the AST Alliance Growth and Income Portfolio is incorporated by reference to Exhibit
(d)(67) of Post Effective Amendment No. 35 to the Registrant's Registration Statement filed on April 27, 2000.

The Sub-advisory Agreement between the American Skandia
Investment Services, Incorporated and Pacific Investment
Management Company LLC with respect to the AST PIMCO Total
Return Bond Portfolio is incorporated by reference to Exhibit (d)(46) of Post Effective Amendment No. 36 to the
Registrant's Registration Statement filed on July 28, 2000.

The Sub-advisory Agreement between the American Skandia Investment Services, Incorporated and Pacific Investment Management Company LLC with respect to the AST PIMCO Limited Maturity Bond Portfolio is incorporated by reference to Exhibit (d)(48) of Post Effective Amendment No. 36 to the Registrant's Registration Statement filed on July 28, 2000.

The Sub-advisory Agreement between the American Skandia Investment Services, Incorporated and American Century Investment Management, Inc. with respect to the AST American Century International Growth Portfolio is incorporated by reference to Exhibit (d)(52) of Post Effective Amendment No. 36 to the Registrant's Registration Statement filed on July 28, 2000.

The Sub-advisory Agreement between the American Skandia Investment Services, Incorporated and American Century Investment Management, Inc. with respect to the AST American Century Strategic Balanced Portfolio is incorporated by reference to Exhibit (d)(53) of Post Effective Amendment No. 36 to the Registrant's Registration Statement filed on July 28, 2000.

The Sub-advisory Agreement between the American Skandia Investment Services, Incorporated and American Century Investment Management, Inc. with respect to the AST American Century Income & Growth Portfolio is incorporated by reference to Exhibit (d)(54) of Post Effective Amendment No. 36 to the Registrant's Registration Statement filed on July 28, 2000.